Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

180 Life Sciences Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	Rule 457(o)	—	$—	$5,000,000	0.00014760	$738.00
Total Offering Amounts						$5,000,000		$738.00
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$738.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of shares of Common Stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.